SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 24, 2003

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd. Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 5.  Other Events.

     Mobilepro Corporation announced on December 24, 2003 that it had entered into a letter of intent to acquire DFW Internet, Inc. (d/b/a Nationwide Internet), a national Internet services provider based in Hurst, Texas. The completion of the transaction is subject to a number of factors, including but not limited to, the satisfactory completion of due diligence, the negotiation and execution of definitive agreements, and other customary closing conditions. There can be no assurance that the merger will be consummated as set forth in the letter of intent, which is nonbinding with respect to the terms of the proposed transaction and the obligation to close. The terms of the transaction were not disclosed. If completed, the transaction is currently anticipated to close by the end of January, 2004.

     The press release regarding this announcement is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits Furnished.

99.1	Press Release, dated December 24, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright Jay O. Wright President and Chief Executive Officer MOBILEPRO CORP.

Date: December 29, 2003